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                                                                   Exhibit 10.63

                           FUTURE REVENUE AGREEMENT

          This Future Revenue Agreement ("Agreement") is made by and between Caithness Energy LLC, Caithness Acquisition Company, (collectively "Caithness Parties") and CalEnergy Company, Inc. ("CalEnergy").

          Whereas, Caithness Parties and CalEnergy have entered into a Purchase Agreement of even date herewith ("Purchase Agreement"); and

          Whereas, there are certain potential opportunities for energy sales to the U.S. Government related to the Projects, as defined in the Purchase Agreement.

          Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Caithness Parties and CalEnergy agree as follows:

          1.  Definitions.  Capitalized terms not otherwise defined herein shall
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have the meaning set forth in the Purchase Agreement; provided, however, that as used herein, the Phrase "Projects or expansions thereof" include, without limitation, any facilities related to in any way to the geothermal resources currently or in the future held by or for the benefit of the Partnerships or Partnership Interests.


          2.  Contingent Payments.  Buyer agrees that to the extent it, directly
              -------------------
or indirectly, in respect of the Projects or expansions thereof, at any time in the future enters into a power sales, steam exchange, energy conversion, geothermal lease, or similar agreement or arrangement extracting economic value from the Projects or expansions thereof or the related geothermal resources (whether alone or with partners or third party participation) with the U.S. Government or any agency or department thereof (including, without limitation, the Department of the Navy (collectively, the "Government")) in any way related to the generation, consumption or sale of electricity sold to, in conjunction with, for the benefit of or through the Government other than an extension, amendment, renewal or replacement of Contract No. N62474-79-C-5382 dated December 6, 1979, as amended and assigned, between China Lake Joint Venture and the United States Department of Navy ("Navy Contract") or Geothermal Resources Lease No. CA-11402 with the United States of America, acting through the Department of the Interior ("BLM Lease") provided the electricity is not sold to, in conjunction with, for the benefit of or through the Government (referred to herein as the "New Navy Contract"); then Buyer shall pay or cause the Companies or the Partnerships to pay to Seller a share of revenue in cash equal to one-seventh of the gross revenues paid by (or other value attributable to any such agreement with) the U.S. Government or any agency or department thereof in connection with such agreement or arrangement.

          3.  Noncompete.  CalEnergy agrees that neither it nor its Affiliates
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will solicit, other than through public tenders for energy sales, agreements for the sale in California of electricity (i) to the U.S. Government through the Department of the Navy for a period

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of 5 years after the date hereof from geothermal resources, or (ii) to any person from geothermal resources produced from the Coso KGRA for a period of five (5) years after the date hereof.

          4.  Term.  This Agreement shall expire on the date five years after
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the Closing Date; provided, however, that if a New Navy Contract has been entered into by the Caithness Parties, the Partnerships or their Affiliates, this Agreement shall automatically extend until the expiration of the term of any New Navy Contract or any renewal, extension or replacement thereof.

          5.  Assignment.  Neither this Agreement nor any of the rights or
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obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise. Buyer shall not transfer any of its direct or indirect interests in the Partnerships without causing such transferee to assume its obligations hereunder.

          6.  Notices.  All notices, requests, demands and other communications
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which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by facsimile; the day after it is sent, if sent for next day delivery to a domestic address by a recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by
                            ---
certified or registered mail, return receipt requested. In each case notice shall be sent to:

             If to CalEnergy addressed to:

                   CalEnergy Company, Inc.
                   302 South 36th Street, Suite 400
                   Omaha, Nebraska 68131
                   Attention: General Counsel
                   Fax No.: (402) 231-1658

             If to the Caithness Parties addressed to:

                   Caithness Energy LLC
                   41st Floor
                   1114 Avenue of the Americas
                   New York, NY 10036-7790
                   Attention:  President
                   Fax No.:  212-921-9239

             with copy to:


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                   Thomas Harnsberger, Esq.
                   Riordan & McKinzie
                   300 South Grand Avenue
                   29th Floor
                   Los Angeles, CA  90071
                   Fax No.:  213-229-8550

and to such other places and with such other copies as either party may designate as to itself by written notice to the others.

          7.  Choice of Law.  This Agreement shall be construed, interpreted and
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the rights of the parties determined in accordance with the laws of the State of
California, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

          8.  Amendments and Waivers.  This Agreement may not be amended except
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by an instrument in writing signed on behalf of each of the parties hereto. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          9.  Multiple Counterparts.  This Agreement may be executed in one or
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more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.  Invalidity.  In the event that any one or more of the provisions
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contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         11.  Captions.  The titles, captions or headings of the Articles and
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Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         12.  Cumulative Remedies.  All rights and remedies of either party
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hereto are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

         13.  Entire Agreement.  This Agreement, the Purchase Agreement and
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any other agreements or minutes executed pursuant to the terms of the Purchase
Agreement

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including, without limitation, agreements in the form attached as Exhibits to the Purchase Agreement, constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof.

         14.  Survival. The covenants contained in this Agreement shall survive
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Closing and shall be enforceable by the Caithness Parties and CalEnergy.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

CALENERGY

CALENERGY COMPANY, INC.,
a Delaware corporation

BY: /s/ Steven A. McArthur
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Title: Executive V.P.
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CAITHNESS PARTIES

CAITHNESS ENERGY L.L.C.
a Delaware limited liability company

BY: /s/ Christopher T. McCallion
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Title: __________________________

CAITHNESS ACQUISITION COMPANY,

LLC
a Delaware limited liability company

BY: /s/ Christopher T. McCallion
   ------------------------------

Title: __________________________


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